WEDBUSH 2
ND
 ANNUAL TECHNOLOGY &
INDUSTRIAL GROWTH CONFERENCE
SEPTEMBER 2010
GERRY ANDERSON, CFO
1
The content of this presentation is PLUG POWER INC. PROPRIETARY AND CONFIDENTIAL.   No part of this publication may be reproduced, stored in a retrieval system, or transmitted in any form or by any means - electronic, mechanical, photocopying, recording or otherwise - without the permission of Plug Power Inc.
Copyright 2010 by Plug Power Inc.

Plug Power Inc. Safe Harbor Statement
This communication contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of  1995, including but not limited to expectations regarding revenues and product orders for  2010.
These  statements  are  based  on  current  expectations  that  are  subject  to  certain  assumptions,  risks  and uncertainties, any of which are difficult to predict, are beyond our control and that may cause our actual results to differ materially from the expectations in our forward-looking statements including statements regarding the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; the cost and timing of developing our products and our ability to raise the necessary capital to fund such development costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive system; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for GenDrive; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to manufacture products on a large-scale commercial basis; our ability to protect our intellectual property; the cost of complying with current and future governmental regulations; and other risks and uncertainties discussed under "Item IA-Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange
Commission ("SEC") on March 16, 2010, and the reports we file from time to time with the SEC.   Plug Power does
not intend to, and undertakes no duty to update any forward-looking statements as a result of new information or future events.

Plug Power

develops today's power solutions for tomorrow's energy independence.

Focused on Customer Value:

As an alternative energy company, Plug Power manufacturers hydrogen fuel cells as a cost effective power solution replacing outdated battery technology in the material handling market.

plug power
POWER POWER AHEAD

About Plug Power
• Headquarters in Latham, New York with over
125 employees
• Founded in June 1997
• World class manufacturing facility in NY
• 158 issued patents and over 1,000 units in the
field
• Industry wide recognition as the leader in
development and production of clean, reliable
energy solutions
• Commercial viability in material handling solution

GenDrive - 1.4M Truck Market in North America
Proven Value. Complete Solution.
Class 1 Class 2
Class 3
Sit-down Lift Trucks Stand-up Reach Trucks
Rider Pallet Trucks

Value Proposition
•    Increased Productivity
Higher throughput per shift
•    Lower Operational Costs
Eliminate battery change out
•    Additional Commercial Space
Battery rooms eliminated
•    Zero Emissions
Safe, clean and efficient power sources

GENCO

Walmart

BMW

Centrella SINCE 1917

AIR CANADA

Wegmans

WHOLE FOODS MARKET

Coca-Cola Bottling Co. CONSOLIDATED

SYSCO

Nestlé Waters

Kimberly-Clark

FedEx Freight

BRIDGESTONE Firestone

unfi DRIVEN BY NATURE

U.S.ARMY

NISSAN

DEFENSE LOGISTICS AGENCY

plugpower
POWER AHEAD

Customer Base is Building

GenDrive
GenDrive
RAYMOND
RAYMOND

SYSCO

plugpower
POWER
POWERAHEAD

Customer Success
• Sysco Houston   - new 585,000 sq. ft. greenfield
facility
• No battery infrastructure
• 98 Forklift trucks are 100% powered by Plug Power
fuel cells
• Multi-distribution center commitment

Customer Success
• New 450,000 sq. ft. facility in Canada with over 60
forklift trucks exclusively powered by Plug Power
• Eliminated need to change out lead acid batteries
• Expected GHG reduction up to 72%, compared to
batteries charged from the grid
• Future site expansion planned

GenDrive
plugpower
RAYMOND

RAYMOND

plugpower

POWER AHEAD

Sales Channel Success
• Leading NA forklift truck manufacturer 100% owned
by Toyota
• Strong supporter of fuel cell technology and
productivity gains
• Independent distributor of GenDrive in NA with
nationwide coverage

Milestones and Goals
2010 2011 2012
Shipments
 (units)
1,000 - 1,200 1,800 - 2,300 3,400 - 4,400
Revenue
 ($ mil)
low 20’s - mid 20’s mid 30’s - mid 40’s mid 60’s - low 80’s
Gross Margin on
Negative high single digits low 20’s - mid 20’s
Product Sales
 (%)
mid 30’s- low 40’s mid teens - low
EBITDAS
 ($ mil)
breakeven
loss 20’s loss
mid 30’s - low 40’s mid teens - low
Operating Cash
 ($ mil)
-5    to +5   *
use 20’s use
*   Dependent upon availability of   bank revolver to fund working capital changes

What Needs to Happen to Achieve Milestones
2010:
•  Finalize deal with Sysco for multiple facilities
•  Work through component sourcing issues to have availability of inventory
•  Work with partners to insure adequate fueling station assets are available for sites
Beyond 2010:
•
4 to 5 new customers signed up to deals in 2
nd
 half of 2010
•  A large corporate account signed up by Q2 of 2011
•  Achieve product and service cost reductions through engineering and sourcing initiatives that are underway

NASDAQ WELCOMES
PLUG POWER, INC.
NASDAQ LISTED [PLUG]
MAY 20, 2008
plugpower
NASDAQ

plugpower
POWER POWER AHEAD

Stock Fact Sheet
• NASDAQ: Ticker PLUG
• 52-week Range $0.36 - $1.35
• Market Cap $52,602,587
• Shares Outstanding 131,506,467
• Largest shareholder 44,626,939 (34%)
• 50 day average volume 327,015
• Short Interest 866,853
• Short position 2.52 days
• Analyst Coverage RBC Capital Markets
Stephens Inc.
Tradition Equities

Commercial viability
Over
Dominant
1,000 units
market share
in the field
Strategic
in motive power
relationships
applications
with industry
Close to
leaders
2 million
hours of runtime